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                                                                     EXHIBIT 4.3

                            SIERRA PACIFIC RESOURCES

                              OFFICERS' CERTIFICATE

         Pursuant to Sections 2.01, 13.04 and 13.05 of the Indenture, dated as of May 1, 2000 (as supplemented and amended from time to time, the "Indenture"), between Sierra Pacific Resources (the "Company") and The Bank of New York, as trustee, the undersigned officers of the Company, William E. Peterson, Senior Vice President, General Counsel and Corporate Secretary, and Mark A. Ruelle, Senior Vice President and Chief Financial Officer, of the Company, do hereby certify that:

                  (1) there is hereby established a series of Securities under and pursuant to the terms of the Indenture to be designated as the Company's "8 3/4 Notes due 2005" (the "Notes"), which shall initially be limited to an aggregate principal amount of $300,000,000;

                  (2) the Notes will bear interest at an annual rate of 8 3/4% from May 9, 2000, payable semi-annually on May 15 and November 15 of each year beginning November 15, 2000 to the persons in whose name they are registered at the close of business on May 1 or November 1 preceding the interest payment date. Interest on the Notes will be calculated on the basis of a 360-day year of twelve 30-day months;

                  (3) the Notes will mature on May 15, 2005 and may be redeemed before their maturity as described in (4), but are not entitled to the benefit of any sinking fund;

                  (4) the Notes may be redeemed, in whole or in part, at the Company's option, at any time or from time to time, at a redemption price set forth below together with accrued interest thereon at the applicable rate payable to the date of redemption, on written notice given not more than 60 days nor less than 30 days prior to such redemption date. The redemption price shall be the greater of:

                      (a) 100% of the principal amount of the Notes to be
                  redeemed, and

                      (b) the sum of the present values of the remaining
                  scheduled payments of principal and interest on the Notes to be redeemed discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate, plus 25 basis points.

         The following are defined terms relating to the Notes:

                  (a) "Business Day" means any day that is not a Saturday, a Sunday or a day on which banking institutions or trust companies in New York City are authorized or obligated by law to close;

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                  (b) "Comparable Treasury Issue" means the U.S. Treasury
                  security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes;

                  (c) "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations;

                  (d) "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company;

                  (e) "Reference Treasury Dealer" means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First Boston Corporation, Salomon Smith Barney Inc., and at least two other entities chosen by the Company, or their affiliates which are primary U.S. government securities dealers, and their respective successors; provided, however, that if that company ceases to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company will substitute another Primary Treasury Dealer;

                  (f) "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 3:30 p.m., New York City time, on the third Business Day preceding such redemption date;

                  (g) "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date;

         In the event of redemption of the Notes in part only, new Notes for the unredeemed portion thereof shall be issued in the name of the Holder thereof upon the surrender thereof.

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                  (5) the Notes initially will be issued in book-entry form
                  only. The Notes will be represented by one or more global securities deposited with The Depository Trust Company ("DTC") and registered in the name of DTC's nominee. The Company will not issue the Notes in definitive form unless DTC at any time is unwilling or unable to continue as a depository and the Company does not appoint a successor depository within 90 days. Under such circumstances, the Company will issue Notes in definitive form in exchange for the entire global security. In addition, the Company may at any time determine not to have Notes represented by a global security and, in such event, the Company will issue Notes in definitive form in exchange for the entire global security. Notes so issued in definitive form will be issued as registered Notes in denominations of $1,000 and integral multiples thereof, unless the Company specifies otherwise;

                  (6) the Notes shall be substantially in the form of the specimen Note attached hereto as EXHIBIT A; and

                  (7) the Company covenants and agrees, for the benefit of the holders of the Notes, that if at any time between the date hereof and May 5, 2001, the Company issues any debt securities which have the benefit of any covenant that is more favorable to the holders of such securities than the covenants applicable to the Notes, then the Company shall amend the Indenture to make a similar covenant for the benefit of the holders of the Notes.

         The undersigned officers of the Company do hereby further certify, pursuant to Sections 13.04 and 13.05 of the Indenture, as follows:

                  (1) We have read the covenants and conditions of the Indenture, in respect of which this certificate is furnished; and

                  (2) We have made such examination or investigation, either personally or through appropriate officers or employees of the Company, as is necessary to enable us to express an informed opinion that such covenants and conditions have been complied with.

                  (3) In our opinion, such covenants and conditions have been complied with.

         Capitalized terms not otherwise defined herein have the meanings set forth in the Indenture.

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         IN WITNESS WHEREOF, we have hereunto set our hands this 9th day of
May, 2000.


                                        /s/ William E. Peterson
                                        --------------------------------------
                                        William E. Peterson
                                        Senior Vice President, General Counsel
                                          and Corporate Secretary

                                        /s/ Mark A. Ruelle
                                        --------------------------------------
                                        Mark A. Ruelle
                                        Senior Vice President, Chief
                                          Financial Officer and Treasurer